UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026

PACS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42011	92-3144268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
90 S. 400 W. Suite 700
Salt Lake City, Utah 84101
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 447-9829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PACS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 10, 2026, PACS Group, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 152,966,362 shares of the Company’s common stock were represented online or by proxy at the Annual Meeting, representing approximately 97.33% of the Company’s outstanding common stock as of the April 15, 2026 record date. Below are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2026.
Proposal 1- Election of Evelyn Dilsaver and Mark Hancock as Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes

Evelyn Dilsaver	138,610,797	7,339,538	7,016,027

Mark Hancock	145,054,309	896,026	7,016,027
Proposal 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

152,909,016	46,759	10,587	—
Proposal 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers. The results of the voting were as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

131,950,911	13,973,853	25,571	7,016,027
Based on the foregoing votes, the two director nominees were elected, and Proposals 2 and 3 were approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACS GROUP, INC.

Date: June 15, 2026	By:	/s/ Jason Murray
Jason Murray
Chief Executive Officer